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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report: March 19, 2004

VITACUBE SYSTEMS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA
(State of Incorporation)

333-56250	84-1575085
(Commission File No.)	(I.R.S. Employer Identification Number)

480 South Holly Street, Denver, CO	80246
(Address of Principal Executive Offices)	(Zip Code)

(303) 316-8577
(Registrant's Telephone Number)

Item 4. Changes in Registrant's Certifying Accountant.

        On March 19, 2004, Spicer Jeffries LLP resigned as VitaCube Systems Holdings, Inc.'s principal independent accountant because Spicer Jeffries LLP's liability coverage for public companies was not renewed and it was unable to obtain new insurance coverage for public registrants. The report on the financial statements prepared by Spicer Jeffries LLP for each of fiscal years ended December 31, 2002 and 2001, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles. However, the auditors 2001 and 2002 reports included a going concern emphasis.

        During VitaCube's fiscal years ended December 31, 2002 and 2001, and the subsequent interim period preceding Spicer Jeffries LLP's resignation, there were no disagreements with Spicer Jeffries LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

        VitaCube provided Spicer Jeffries LLP with a copy of this current report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that they furnish VitaCube with a letter addressed to the Securities and Exchange Commission stating whether they agreed with the statements made in the current report on Form 8-K and, if not, stating the aspects with which they do not agree. A copy of the letter provided by Spicer Jeffries LLP, dated March 24, 2004, is attached to this Form 8-K as an exhibit.

        On March 19, 2004, VitaCube engaged Staley Okada & Partners as the principal accountant to audit VitaCube's financial statements. Staley Okada & Partners was nominated to serve as the Company's principal independent certified public accountant by the Company's audit committee and the engagement was approved by the board of directors. Neither VitaCube nor anyone on its behalf consulted Staley Okada & Partners on any matter relating to the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on VitaCube's financial statements.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits

  16
  Letter from Spicer Jeffries LLP to the Securities and Exchange Commission dated March 24, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: March 24, 2004	VITACUBE SYSTEMS HOLDINGS, INC.
	By:	/s/ SANFORD D. GREENBERG Sanford D. Greenberg Chief Executive Officer

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  Item 4. Changes in Registrant's Certifying Accountant.
  Item 7. Financial Statements and Exhibits.
SIGNATURE